UNITED STATES
  SECURITIES AND EXCHANGE COMMISSION
        Washington, D.C. 20549

               FORM 8-K

            CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
   Securities Exchange Act of 1934

                         Date of Report (Date of earliest event
                                         reported): September 22, 1998
                                                   (September 22, 1998)

              Bradlees, Inc.
     (Exact Name of Registrant As Specified
             In Its Charter)

              Massachusetts
      (State Or Other Jurisdiction of
              Incorporation)

                 1-11134	               04-3156108
       (Commission File Number)      (IRS Employer Identification No.)

 One Bradlees Circle; Braintree, Massachusetts      02184
 (Address Of Principal Executive Offices)         (Zip Code)

             (781) 380-3000
     (Registrant's telephone number,
           including area code)

             Not Applicable
    (Former name or former address,
     if changed since last report)

         Exhibit Index on Page 4

       Page 1 of 8 (Including Exhibit)


Item 5:  OTHER EVENTS

Beginning on September 22, 1998, Bradlees, Inc. (the "Company") will distribute to its banks and other credit providers summaries of its financial forecast (the
"Forecast") for the fiscal year ending January 30, 1999 ("Fiscal 1998"), which incorporate actual results for the first half of Fiscal 1998. The Forecast is attached hereto as Exhibit 20 and shows comparisons with the summary financial plan (the "Plan") for Fiscal 1998 filed on Form
8-K dated February 11, 1998 and with the annual financial summary for last year (Fiscal 1997). The Forecast does not incorporate any adjustments that will result from the Company's expected year-end emergence from Chapter 11. The Company's amended disclosure statement was approved by the Bankruptcy Court on September 17, 1998.

The Forecast reflects an EBITDA (as defined in the exhibit) of $35 million before restructuring and property gains for Fiscal 1998 compared to $32 million in the Plan. Comparable store sales are assumed to increase 6.3% compared to 3.5% in the Plan(comparable store sales for the first half of Fiscal 1998 increased 8.6%). The beneficial impact on EBITDA from the higher sales and associated gross margin is partially offset by an expected lower gross margin rate (29.7% vs. 30.1%) and slightly higher selling, general, administrative and distribution ("SG&A") expenses, although the SG&A rate in the Forecast is projected to be 28.1% of owned sales compared to 28.6% of owned sales in the Plan.


The Company is distributing the Forecast to its banks and other credit providers to facilitate their credit analyses. THE FORECAST SHOULD NOT BE RELIED UPON FOR ANY OTHER PURPOSE and should be read in conjunction with the Company's Form 10-Q for the second quarter ended August 1, 1998, Form 10-K for the fiscal year ended January 31, 1998 (Fiscal 1997), and Form 8-K dated February 11, 1998. The Forecast is being reported publicly solely because it is being distributed to a large number of the Company's vendors for purposes of their credit analyses. Although the Company is publicly disclosing the Forecast, the Company does not believe it is obligated to subsequently update such information or to provide such information indefinitely, and the Company may cease making such disclosures at any time. The Forecast was not examined, reviewed or compiled by the Company's independent public accountants.

The Forecast was not prepared with a view toward compliance with the guidelines established by the American Institute of Certified Public Accountants or the rules and regulations of the Securities and Exchange Commission regarding financial projections. While presented with numerical specificity, the Forecast contains forward looking statements which are based upon a variety of assumptions (including assumptions concerning the continued success of the Company's merchandising and marketing strategies started in Fiscal
1997) that may not be realized and are subject to significant business, economic, political, climatic and competitive uncertainties and potential contingencies, many of which are beyond the Company's control. Consequently, the Forecast should not be regarded as a representation or warranty by the Company, or any other person, that the projections contained therein will be realized. The Forecast may be subject to future adjustments as actual results may vary substantially from those presented in the Forecast, and such adjustments could materially affect the reported information.

Item 7:FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
       EXHIBITS

  Exhibit: 20   Fiscal 1998 Summary Financial Forecast





             INDEX TO EXHIBITS

Exhibit No.            Exhibit                    Page No.

 20.A,B,C  Fiscal 1998 Summary Financial Forecast     6





                BRADLEES, INC.
               AND SUBSIDIARIES

                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             BRADLEES, INC.


Date:  September 22, 1998    By /s/ PETER THORNER
                             Peter Thorner
                             Chairman and Chief Executive
                             Officer


Date:  September 22, 1998    By  /s/ CORNELIUS F. MOSES III
                             Cornelius F. Moses III
                             Senior Vice President, Chief
                             Financial Officer